UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

PC Connection, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Rt. 101A, 730 Milford Road Merrimack, NH		03054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 13, 2006, the Board of Directors of PC Connection, Inc., a Delaware Corporation (the “Company”), approved the terms of compensation and board meeting fees for the members of the Board for 2006. Messrs. Barone, Baute, Hall, and Weatherson are entitled to receive an annual retainer fee of $36,000, in addition to $1,500 for each Board and committee meeting they attend. Mr. Hall is currently not a member of any Board committee and therefore does not receive any committee fees. In addition, the Board members receive reimbursement for all reasonable expenses incurred in attending Board and committee meetings.

Ms. Gallup and Mr. Beffa-Negrini will not receive compensation in 2006 for their services as a member of the Company’s Board of Directors.

Members of the Board of Directors are also eligible to participate in the Company’s 1997 Stock Incentive Plan. The Company did not issue any stock options to directors in 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC CONNECTION, INC.

Date: March 17, 2006	By:	/s/ Jack Ferguson
Name: Jack Ferguson Title: Treasurer and Chief Financial Officer